As filed with the Securities and Exchange Commission on May 8, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chord Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	80-0554627
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1001 Fannin Street, Suite 1500

Houston, Texas 77002

(281) 404-9500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael H. Lou

Executive Vice President,

Chief Financial Officer

1001 Fannin, Suite 1500

Houston, Texas 77002

(281) 404-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Oelman

Andrew L. Schulte

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Chord Energy Corporation

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Guarantees of Debt Securities

We may offer and sell the securities listed above from time to time in amounts, at prices and on terms that we will determine at the time of the offering. Any debt securities we offer pursuant to this prospectus may be fully and unconditionally guaranteed by certain of our subsidiaries, which will be specified in the prospectus supplement for the series of such debt securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time securities are offered, we will provide specific terms of these securities and the manner in which we will sell them in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in any of our securities involves risk. Please read carefully the information under the heading “Risk Factors” beginning on page 7 of this prospectus and any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should consider before deciding to purchase our securities before you make an investment decision.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CHRD.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 8, 2023.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the securities, you should refer to the registration statement, including its exhibits. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including the “Risk Factors,” and our reports filed with the SEC in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the “Company,” “Chord,” “we” or “our” are to Chord Energy Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-34776) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains these and other reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Our filings are also available to the public on our website at www.chordenergy.com, free of charge. Information on our website does not constitute a part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus by referring to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	the sections of our Definitive Proxy Statement on Schedule 14A filed on March 16, 2023 that are incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

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our Current Reports on Form 8-K filed on May 1, 2023 and Form 8-K/A filed on May 8, 2023 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

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the description of our common stock contained in our registration statement on Form 8-A12B filed on November 20, 2020, as amended by the description of securities which is filed as an exhibit to the registration statement of which this prospectus is a part, and any other amendments or reports filed with the SEC for the purpose of updating such descriptions.

These reports contain important information about us, our financial condition and our results of operations.

Any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) before the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (including exhibits to those filings specifically incorporated by reference in this prospectus) at no cost by writing or telephoning us at the following address and telephone number:

Chord Energy Corporation

1001 Fannin Street, Suite 1500

Houston, Texas 77002

Attention: General Counsel

(281) 404-9500

We also maintain a website at http://www.chordenergy.com. However, the information on our website is not part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference, regarding our strategic tactics, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “aim,” “mission,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular, the factors discussed below and detailed under the headings “Risk Factors” included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Reports on Form 8-K), incorporated by reference into this prospectus, and any risk factors included in an applicable prospectus supplement, could affect our actual results and cause our actual results to differ materially from expectations, estimates, or assumptions expressed in, forecasted in, or implied in such forward-looking statements.

These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Without limiting the generality of the foregoing, certain statements incorporated by reference or included in this prospectus constitute forward-looking statements.

Forward-looking statements may include statements about:

•	crude oil, natural gas liquids (“NGL”) and natural gas realized prices;

•	uncertainty regarding the future actions of foreign oil producers and the related impacts such actions have on the balance between the supply of and demand for crude oil, NGLs and natural gas;

•	war and political instability in Ukraine and the effect on commodity prices due to the ongoing conflict in Ukraine;

•	general economic conditions;

•	inflation rates and the impact of associated monetary policy responses, including increased interest rates;

•	logistical challenges and supply chain disruptions;

•	our business strategy;

•	the geographic concentration of our operations;

•	estimated future net reserves and present value thereof;

•	timing and amount of future production of crude oil, NGLs and natural gas;

•	drilling and completion of wells;

•	estimated inventory of wells remaining to be drilled and completed;

•	costs of exploiting and developing our properties and conducting other operations;

•	availability of drilling, completion and production equipment and materials;

•	availability of qualified personnel;

•	infrastructure for produced and flowback water gathering and disposal;

•	gathering, transportation and marketing of crude oil, NGLs and natural gas in the Williston Basin and other regions in the United States;

•	the possible shutdown of the Dakota Access Pipeline;

•	property acquisitions and divestitures;

•	integration and benefits of property acquisitions or the effects of such acquisitions on our cash position and levels of indebtedness;

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failing to realize the anticipated benefits or synergies from the combination of Oasis Petroleum Inc. (“Oasis”) and Whiting Petroleum Corporation (“Whiting” and such combination, the “Merger”) in the timeframe expected or at all;

•	the results of integrating the operations of Oasis and Whiting;

•	any litigation relating to the Merger;

•	the amount, nature and timing of capital expenditures;

•	availability and terms of capital;

•	our financial strategic tactics, budget, projections, execution of business plan and operating results;

•	cash flows and liquidity;

•	our ability to return capital to stockholders;

•	our ability to utilize net operating loss carryforwards or other tax attributes in future periods;

•	our ability to comply with the covenants under our credit agreement and other indebtedness;

•	operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;

•	interruptions in service and fluctuations in tariff provisions of third-party connecting pipelines;

•	potential effects arising from cyber threats, terrorist attacks and any consequential or other hostilities;

•	compliance with, and, changes in environmental, safety and other laws and regulations, including the Inflation Reduction Act of 2022 (the “IRA”);

•	execution of our environmental, social and governance initiatives;

•	effectiveness of risk management activities;

•	competition in the oil and gas industry;

•	counterparty credit risk;

•	incurring environmental liabilities;

•	developments in the global economy as well as the public health crisis related to the novel coronavirus 2019 pandemic and resulting demand and supply for crude oil, NGLs and natural gas;

•	governmental regulation and the taxation of the oil and gas industry;

•	developments in crude oil-producing and natural gas-producing countries;

•	technology;

•	the effects of accounting pronouncements issued periodically during the periods covered by forward-looking statements;

•	uncertainty regarding future operating results;

•	our ability to successfully forecast future operating results and manage activity levels with ongoing macroeconomic uncertainty;

•	the impact of disruptions in the banking and financial markets, including the U.S. bank failures which occurred in March 2023;

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical; and

•	certain factors discussed elsewhere in this prospectus.

All forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus and the documents incorporated by reference are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Some of the key factors which could cause actual results to vary from our expectations include changes in crude oil, NGL and natural gas prices, climatic and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, inflation, the proximity to and capacity of transportation facilities and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business, as well as those factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K), incorporated by reference in this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. See also “Where You Can Find More Information.”

THE COMPANY

We are an independent exploration and production company with quality and sustainable long-lived assets in the North Dakota and Montana regions of the Williston Basin. Our mission is to responsibly produce hydrocarbons while exercising capital discipline, operating efficiently, improving continuously and providing a rewarding environment for our employees. We aim to enhance return of capital and generate strong free cash flow, while being responsible stewards of the communities and environment where we operate.

Our principal executive offices are located at 1001 Fannin Street, Suite 1500, Houston, Texas 77002, and our telephone number at that address is (281) 404-9500. Our common stock is listed on the Nasdaq under the symbol “CHRD.”

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K on file with the SEC, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K), which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If any risks discussed in the foregoing documents were to occur, the trading price of our securities could decline materially and you could lose all or part of your investment.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations. Please read “Cautionary Note Regarding Forward-Looking Statements” for additional information.

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement relating to a specific issuance of securities, we intend to use the net proceeds from any offering of the securities by us under this prospectus for general corporate purposes. Such general purposes may include, among other possible uses, repayment or refinancing of borrowings, working capital, capital expenditures, investments and acquisitions. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in any applicable prospectus supplement. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to repayments of indebtedness.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities (“Debt Securities”) in one or more series, which may be senior Debt Securities or subordinated Debt Securities and which may be convertible into another security. The Debt Securities may have the benefit of guarantees (each, a “guarantee”) by certain of the Company’s subsidiaries (each, a “Subsidiary Guarantor”), which will be specified in the prospectus supplement for the series of such Debt Securities.

The following description briefly sets forth certain general terms and provisions of the Debt Securities and the guarantees. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the Debt Securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our Debt Securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named therein. Such trustee entity or any successor, or any other entity with which we executed an indenture, in its capacity as trustee under the indenture, is referred to as the “Trustee” for purposes of this section. Together, the one or more indentures that we may execute are referred to herein as “Indentures.” A form of senior indenture and a form of subordinated indenture are attached as exhibits to the registration statement of which this prospectus forms a part. The terms of the Debt Securities will include those set forth in the Indenture and those made a part of the Indenture by the Trust Indenture Act of 1939. You should read the summary below, any accompanying prospectus supplement and the provisions of the Indenture in their entirety before investing in our Debt Securities. Capitalized terms used in the summary have the meanings specified in the Indentures.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of Chord and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

The aggregate principal amount of Debt Securities that may be issued under an Indenture is unlimited. The prospectus supplement relating to any series of Debt Securities that we may offer will contain the specific terms of the Debt Securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the Debt Securities and any limit on the aggregate principal amount of such series;

•	whether the Debt Securities are senior or subordinated and, if subordinated, the applicable provisions for such subordinated Debt Securities;

•	the maturity date(s) or method for determining the same;

•	the interests rate(s) or method for determining the same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether any Subsidiary Guarantor will provide a guarantee of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities;

•	place(s) where payment of principal and interest may be made, where Debt Securities may be presented and where notices or demands upon the company may be made;

•	redemption or early repayment provisions;

•	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

•	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the maturity of the Debt Securities;

•	whether the Debt Securities are defeasible;

•	any addition to or change in the Events of Default;

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whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

General

Unless we inform you otherwise in a prospectus supplement, we may issue additional Debt Securities of a particular series without the consent of the holders of the Debt Securities of such series or any other series outstanding at the time of the issuance. Any such additional Debt Securities, together with all other outstanding Debt Securities of that series, will constitute a single series of securities under the applicable Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any Debt Securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, Debt Securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodify prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value of the applicable currencies, commodities, equity indices or other factors. Information as to methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

If specified in the prospectus supplement respecting a particular series of Debt Securities, the Debt Securities will be the general unsecured obligation of the Subsidiary Guarantors who execute such guarantees. A guarantee of subordinated Debt Securities will be subordinated to the senior Debt Securities of the Subsidiary Guarantor on the same basis as the subordinated Debt Securities are subordinated to our senior Debt Securities.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

Any indebtedness evidenced by subordinated Debt Securities will, to the extent set forth in the applicable Indenture, with respect to each series of subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of any senior Debt Securities, and it may also be senior in right of payment to all of our subordinated Debt. The prospectus supplement relating to any subordinated Debt Securities will summarize the subordination provisions of the subordinated Indenture applicable to that series including:

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the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

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the applicability and effect of such provisions in the event of specified defaults with respect to any senior Debt Securities, including the circumstances under which and the periods during which we will be prohibited from making payments on the subordinated Debt Securities; and

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the definition of senior Debt Securities applicable to the subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of senior Debt Securities to which the subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the subordinated Debt Securities by reason of the subordination provisions of a subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an event of default with respect to the subordinated Debt Securities arising from any such failure to make payment.

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series as specified in the prospectus supplement for the series of such Debt Securities. If a series of Debt Securities is so guaranteed, the Subsidiary Guarantor will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all our payment obligations under the applicable Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of any subordinated Debt Securities, a Subsidiary Guarantor’s guarantee will be subordinated in right of payment to the senior Debt Securities of such Subsidiary Guarantor on the same basis as the subordinated Debt Securities are subordinated to our senior Debt Securities. No payment will be made by any Subsidiary Guarantor under its guarantee during any period in which payments by us on the subordinated Debt Securities are suspended by the subordination provisions of the applicable subordinated Indenture.

Each guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each guarantee will be a continuing guarantee and will:

(1)

remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the holders of such Debt Securities and their successors, transferees and assigns.

In the event that (a) a Subsidiary Guarantor ceases to be a subsidiary of the Company, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the capital stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any holder of such Debt Security, and no other person acquiring or owning the assets or capital stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, some or all of the Debt Securities of any series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual Debt Securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The Indentures and the Debt Securities will be governed by, and shall be construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of Chord Energy Corporation consists of 120,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

The following summary of the capital stock and amended and restated certificate of incorporation, as amended (the “Amended Charter”), and fourth amended and restated bylaws (the “Amended Bylaws”) of Chord Energy Corporation does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our Amended Charter and our Amended Bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

As of April 27, 2023, we had 41,549,926 shares of common stock outstanding, all of which is voting common stock.

Except as provided by law, holders of common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the Amended Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Amended Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware. Subject to applicable law and preferences that may be applicable to any outstanding series of preferred stock, dividends may be declared and paid to holders of common stock out of funds legally available therefor at such times and in such amounts as our board of directors in its discretion shall determine. All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock sold pursuant to this prospectus will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Our Amended Charter authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 5,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended Charter, Our Amended Bylaws and Delaware Law

Some provisions of Delaware law, our Amended Charter and our Amended Bylaws, described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the Nasdaq, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We did not “opt out” of the provisions of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Amended Charter and Amended Bylaws

Among other things, our Amended Charter and Amended Bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Amended Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•

provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

•

provide that special meetings of our stockholders may only be called by the board of directors or by our secretary upon proper written request given by one or more stockholders of record of at least 25% of the voting power of all outstanding shares of common stock; and

•	provide that our Amended Bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors.

Exclusive Forum

The Amended Charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, (iv) any action to interpret, apply, enforce or determine the validity of the Amended Charter or Amended Bylaws, (v) any action asserting a claim governed by the internal affairs doctrine, or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. To the fullest extent permitted by law, any person or entity purchasing or otherwise holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the foregoing forum selection provisions.

The forum selection provisions described above do not apply to any action or proceeding asserting a claim under the Securities Act. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law or U.S. securities laws in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers or against the Company. Although our Amended Bylaws contain the choice of forum provisions described above, it is possible that a court could rule that either or both of the provisions are inapplicable for a particular claim or action or are unenforceable.

Limitation of Liability and Indemnification Matters

Our Amended Charter limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Amended Charter and Amended Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. The Amended Bylaws also provide that we shall advance expenses incurred by any director or officer in connection with any proceeding as to which they could be indemnified to the fullest extent authorized by the DGCL. In addition, we have entered into indemnification agreements with our current directors and executive officers. The indemnification agreements require us, among other things, to (i) indemnify these individuals to the fullest extent permitted by the Amended Charter, the Amended Bylaws, the DGCL and any other applicable law against liabilities that may arise by reason of their service to the Company and (ii) advance expenses, to the fullest extent permitted by the Amended Charter, the Amended Bylaws, the DGCL and any other applicable law, incurred in connection with any proceeding not initiated by the indemnitee as to which they could be indemnified. We believe that the limitation of liability provisions in our Amended Charter and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as future directors and executive officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the Nasdaq under the symbol “CHRD.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1)	the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2)	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3)	United States federal income tax consequences applicable to the warrants;

(4)	the amount of the warrants outstanding as of the most recent practicable date; and

(5)	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and stockholders, (3) through agents or (4) through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the estimated net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used, we will sell the securities to them as principals. The dealers may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In addition, we may offer securities through at-the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent.

Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Chord Energy Corporation (Successor) incorporated in this Prospectus by reference to Chord Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Oasis Petroleum Inc.’s (currently known as Chord Energy Corporation) emergence from bankruptcy as of November 19, 2020, as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Chord Energy Corporation (Predecessor) incorporated in this Prospectus by reference to Chord Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Oasis Petroleum Inc.’s (currently known as Chord Energy Corporation) emergence from bankruptcy as of November 19, 2020, as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain estimates of our net crude oil and natural gas reserves and related information incorporated by reference in this prospectus have been derived from reports prepared by DeGolyer and MacNaughton and Netherland, Sewell & Associates, Inc. All such information has been so incorporated by reference on the authority of such firm as an expert in such matters.

The consolidated financial statements of Whiting Holdings LLC (f/k/a Whiting Petroleum Corporation) as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and the period from September 1, 2020 to December 31, 2020 (Successor), and the periods from January 1, 2020 to August 31, 2020 and January 1, 2019 to December 31, 2019 (Predecessor), included in this prospectus as an exhibit to the registration statement of which this prospectus is a part, and the effectiveness of Whiting Holdings LLC’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements have been included as an exhibit to the registration statement of which this prospectus is a part in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

In addition, certain estimates of Whiting Holdings LLC’s net crude oil and natural gas reserves and related information contained in such financial statements have been derived from reports prepared by Netherland, Sewell & Associates, Inc. The financial statements containing such information have been filed as an exhibit to the registration statement of which this prospectus is a part on the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Printing and engraving expenses	$	**
Transfer agent and registrar fees	$	**
Trustee fees and expenses	$	**
Miscellaneous	$	**

TOTAL	$	**

*	The registrants are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

Our Amended Charter provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our Amended Bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Amended Charter also contains indemnification rights for our directors and our officers. Specifically, our Amended Charter provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL.

Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss incurred by them in their capacities as officers and directors. We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.

In addition, we have entered into indemnification agreements with our current directors and executive officers. The indemnification agreements require us, among other things, to (i) indemnify these individuals to the fullest extent permitted by the Amended Charter, the Amended Bylaws, the DGCL and any other applicable law against liabilities that may arise by reason of their service to the Company and (ii) advance expenses, to the fullest extent permitted by the Amended Charter, the Amended Bylaws, the DGCL and any other applicable law, incurred in connection with any proceeding not initiated by the indemnitee as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

ITEM 16.	Exhibits and Financial Statement Schedules

The following documents are filed as exhibits to this registration:

Exhibit Number	Exhibit Title

1.1 **	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of March 7, 2022 by and among Oasis Petroleum Inc., Ohm Merger Sub Inc., New Ohm LLC and Whiting Petroleum Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2022).

3.1	Conformed version of Amended and Restated Certificate of Incorporation of Chord Energy Corporation, as amended by amendment filed on July 1, 2022 (incorporated by reference to Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 4, 2023).

3.2	Fourth Amended and Restated Bylaws of Chord Energy Corporation (incorporated by reference to Exhibit 3.5(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023).

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on May 19, 2010).

4.2	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Exchange Act of 1934 (incorporated by reference to Exhibit 4.1(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 4, 2023).

4.3	Registration Rights Agreement, dated November 19, 2020, by and between the Oasis Petroleum Inc. and the holders party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2020).

4.4*	Form of Senior Indenture.

4.5*	Form of Subordinated Indenture.

4.6 **	Form of Warrant Agreement.

4.7 **	Form of Depositary Agreement.

5.1 *	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1 *	Consent of PricewaterhouseCoopers LLP.

23.2 *	Consent of PricewaterhouseCoopers LLP.

23.3 *	Consent of Deloitte & Touche LLP.

23.4 *	Consent of Netherland, Sewell & Associates, Inc.

23.5 *	Consent of Netherland, Sewell & Associates, Inc.

23.6 *	Consent of DeGolyer and MacNaughton.

23.7 *	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1 *	Power of Attorney (included on the signature page to this Registration Statement).

25.1 *	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939.

99.1	Audited Financial Statements of Whiting Holdings LLC (f/k/a Whiting Petroleum Corporation) and the effectiveness of Whiting Holdings LLC’s internal controls over financial reporting (incorporated by reference to Whiting Holdings LLC’s Annual Report on Form 10-K/A for the year ended December 31, 2021, File No. 001-31899, filed with the SEC on March 4, 2022).

99.2	Report of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers, relating to Whiting Holdings LLC (f/k/a Whiting Petroleum Corporation), dated January 28, 2022 (incorporated by reference to Exhibit 99.1 to Whiting Holdings LLC’s Annual Report on Form 10-K for the year ended December 31, 2021, File No. 001-31899, filed with the SEC on February 23, 2022).

99.3	Report of DeGolyer and MacNaughton, Independent Petroleum Engineers, relating to Chord Energy Corporation (f/k/a Oasis Petroleum Inc.), dated February 7, 2022 (incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022).

99.4	Report of DeGolyer and MacNaughton, Independent Petroleum Engineers, relating to Chord Energy Corporation (f/k/a Oasis Petroleum Inc.), dated January 28, 2021 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2021).

107 *	Filing Fee Table

*	Filed herewith.
**	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this registration statement.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.    To include any prospectus required by Section 10(a)(3) of the Securities Act;

b.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.    That, for the purpose of determining liability under the Securities Act to any purchaser:

a.    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B of the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

b.    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.    The undesigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, in the State of Texas, on May 8, 2023.

CHORD ENERGY CORPORATION

By:	/s/ Michael H. Lou
Michael H. Lou
Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel E. Brown and Michael H. Lou, and each of them severally, his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 8, 2023.

Name	Title

/s/ Daniel E. Brown	President & Chief Executive Officer
Daniel E. Brown	(Principal Executive Officer)

/s/ Michael H. Lou	Executive Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Michael H. Lou

/s/ Lynn A. Peterson	Executive Chair
Lynn A. Peterson

/s/ Douglas E. Brooks	Lead Independent Director
Douglas E. Brooks

/s/ Susan M. Cunningham	Director
Susan M. Cunningham

/s/ Samantha F. Holroyd	Director
Samantha F. Holroyd

Name	Title

/s/ Paul J. Korus	Director
Paul J. Korus

/s/ Kevin S. McCarthy	Director
Kevin S. McCarthy

/s/ Anne Taylor	Director
Anne Taylor

/s/ Cynthia L. Walker	Director
Cynthia L. Walker

/s/ Marguerite N. Woung-Chapman	Director
Marguerite N. Woung-Chapman